Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-222995) and Form S-8 (File No. 333-236843) of Hebron Technology Co., Ltd. and subsidiaries of our report dated April 24, 2020 relating to the consolidated financial statements which appears in this Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Wei, Wei & Co., LLP

Flushing, New York

April 24, 2020